SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 3


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): December 6, 2000


                             OPAL TECHNOLOGIES, INC.
               ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   33-18834-LA
                             ----------------------
                            (Commission file number)

                  Nevada                                       87-0306464
---------------------------------------------           ------------------------
(State or other jurisdiction of incorporation)         (I.R.S. Employer
                                                        Identification Number)


        Unit 2810, 28/F, Shun Tak Centre, West Tower, 200 Connaught Road
                               Central, Hong Kong
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                011-852-2517-7674
                ------------------------------------------------
              (Registrant's telephone number, including area code)

            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         (a)  Resignation of Independent Accounting Firm

                            (i) Grant Thornton, the Registrant's certifying accountant was terminated as the Company's auditor on December 6, 2000.

                           (ii) The certifying accountant's report on the financial statements for the past two years contained no adverse opinion, no disclaimer of opinion nor was qualified or modified as to uncertainty audit scope or accounting principles. However, the report did contain a fourth paragraph outlining going concern contingencies.

                           (iii) Not applicable.

                           (iv)During  the  preceding  two years and  subsequent
                  interim periods preceding the resignation, the Registrant had no disagreements with certifying accountants on any matter of accounting principle or practices, audit scope or procedures, which disagreements, if not resolved to the satisfaction of the certifying accountant, would have caused it to make references to the subject matter of the disagreements in connection with their report. However, in the matter of financial statement disclosure, subsequent to the release of the audit report for the year-ended December 31, 1999, a disagreement arose as to the value or existence of two assets on the balance sheet, "construction in progress" and "investment in China Can".

                  The Grant Thornton audit opinion dated April 28, 2000 was based on procedures performed as of that date and therefore, Grant Thornton does not believe that it can comment on events which occurred subsequent to the date of the audit report. It is Grant Thornton's opinion that these financial statements were reported in accordance with United States generally accepted accounting principles.

                  In the summer of 2000, the Registrant commissioned Messrs. Moores Rowland to investigate and review the assets and properties of the Company. As a result of this investigation, Messrs. Moores Rowland issued a detailed report on their findings which was received by the Registrant's Board of Directors. In that report, Messrs. Moores Rowland raised significant questions concerning "construction in progress" and the "investment in China Can". In early August 2000, these two matters were discussed with Grant Thornton and their input was solicited. Grant Thornton responded by letter dated August 20, 2000 affirming its original opinion dated April 28, 2000.

                  Because of the issues raised by the Moores Rowland report, the Company began its own internal review. This review confirmed the concerns of Messrs. Moores Rowland. To address these
                  issues,   the  Company  began  negotiations  with  its  former
                  Chairman and principal shareholder. As a result of these negotiations an agreement was reached which provided for the following:

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

     1. The cancellation of certain contracts relative to the acquisition of construction-in-progress, licensing and research costs which were recorded on the books and records of the Company and/or its subsidiaries. These contracts totalled US$5.87 million and were booked as assets based on the purchase price or cost. They are being reversed on the same basis.

     2. The repayment of the US$5.87 million referenced in 1 above, will be made as follows:

          1. Bestalong Group Inc. will repay the Company US$1.67 million by off setting its claim against the Company which previously appeared in the books and records of the Company as "Due to a Shareholder".

          2. Bestalong Group Inc will transfer the title of a fertilizer production facility located in the Guizhou Province in The People's Republic of China ("Guizhou Facility") to the Company. The value of the Guizhou Facility has been recorded at cost, or US$1.79 million.

          3. Bestalong Group Inc. will surrender to the Company for cancellation approximately 4.83 million shares of Opal common stock. (For the purpose of this settlement, these shares are valued at a price of US$0.50 per share, the same price when these shares were first issued to Bestalong Group Inc. in 1997 to acquire the assets under the disputed contracts, effectively undoing this transaction.)

     3. Bestalong Inc, a company that is beneficially owned by Ms. Agnes Koon, a former director of the Company and the wife of Mr. John Koon, the Company's former Chairman has also agreed to reverse the transaction relating to the investment in China Can Holding Inc. by the Company. This transaction was originally recorded at the book value of the underlying assets and is being reversed on the same basis.

     No agreement was ever reached with Grant Thornton on these issues.

          (v)  Not applicable

(b)  Engagement of New Independent Accountants

     On December 6, 2000, the Registrant's board of directors formally engaged Moores Rowland as its new certifying accountants (the "new accounting firm") to audit the Registrant's financial statements.

     The Registrant, during the two most recent fiscal years and the subsequent interim periods prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).

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

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          16.1**Letter  from Opal  Technologies,  Inc. to Grant  Thornton  dated
                August 2, 2000
          16.2**Letter  from Grant  Thornton to Opal  Technologies,  Inc.  dated
                August 20, 2000
          16.3*Letter  from Grant  Thornton  to Opal  Technologies,  Inc.  dated
               December 8, 2000
          16.4 Letter from Grant Thornton to Opal Technologies, Inc. dated February 12, 2001

*    Previously filed with Form 8-K/A Amendment No. 1 dated December 20, 2000.
**   Previously filed with Form 8-K/A Amendment No.  2 dated January 27, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     OPAL TECHNOLOGIES,  INC.


                                                     By: /s/ Eric Cheng
                                                        ------------------------
                                                         Eric Cheng, President


Date: February 12, 2001


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